THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERICAN REBEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE TERM NOTE

Issuance Date: October 2, 2018	Principal Amount: $50,000

FOR VALUE RECEIVED, AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to Jason Zawada (the “Holder”) or its registered assigns or successors in interest, on order, the sum of Fifty Thousand Dollars (the “Principal Amount”) together with any accrued and unpaid interest hereon, on the six month anniversary of the date of this Note (the “Maturity Date”) if not sooner paid.

The following terms shall apply to this Note:

1. Interest Rate. Interest payable on this Note shall accrue on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed at a rate per annum (the “Interest Rate”) equal to twelve percent (12%) per annum. Interest on the Principal Amount shall be payable in full on the Maturity Date, whether by acceleration or otherwise. Interest shall be payable in shares of restricted Common Stock (“Interest Shares”) in a number of fully paid and nonassessable shares (provided, that if the issuance would result in the issuance of a fraction of a share of Common Stock, the Borrower shall round such fraction of a share of Common Stock up to the nearest whole share) of Common Stock equal to the quotient of (a) the amount of Interest payable less any cash Interest paid and (b) fifty cents ($0.50). When Interest Shares are paid, then the Borrower shall issue and deliver, to the address set forth herein, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled. The Borrower shall pay any and all taxes that may be payable with respect to the issuance and delivery of Interest Shares; provided that the Borrower shall not be required to pay any tax that may be payable in respect of any issuance of Interest Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Interest Shares. In the event of the redemption or conversion of all or any portion of the Principal Amount, accrued interest on the amount so redeemed or converted shall be paid (through the issuance of Interest Shares) on the date of redemption or conversion, as the case may be.

2. Payment of Principal Amount. The Borrower shall pay the Holder the entire Principal Amount of this Note, if not earlier converted or redeemed, on the Maturity Date in one lump sum payment.

3. Borrower Redemption of Principal Amount. The Borrower will have the option of prepaying the outstanding Principal Amount (“Optional Amortizing Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount to be redeemed, together with accrued but unpaid Interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note (the “Redemption Amount”) on the Redemption Payment Date (as defined below). The Borrower shall deliver to the Holder a notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be not less than seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void.

4. Holder Demand for Redemption of Principal Amount. At any time following the Borrower’s receipt of Three Million Dollars ($3,000,000) in equity financing (exclusive of this Note and any other convertible notes issued by the Borrower up to $1 million in total proceeds), the Holder shall have the option of requiring the Borrower to prepay the outstanding Principal Amount, in whole or in part (in increments of not less than $50,000), by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount to be redeemed, together with accrued but unpaid Interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note (the “Demand Redemption Amount”) on the Redemption Payment Date (as defined below). The Borrower shall deliver to the Holder a notice of demand redemption (the “Demand Notice of Redemption”) specifying the date for such Demand Redemption (the “Demand Redemption Payment Date”), which date shall be not less than thirty (30) business days after the date of the Demand Notice of Redemption (the “Demand Redemption Period”). On the Demand Redemption Payment Date, the Demand Redemption Amount shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Demand Redemption Amount on the Demand Redemption Payment Date as set forth herein, then the full amount of this Note shall be in default and immediately due and payable by Borrower.

5. Conversion of Note.

(a) Conversion; Conversion Price; Valuation Event. This Note may be converted, either in whole or in part, up to the full Principal Amount and accrued Interest hereof (the “Conversion Amount”) into shares of Common Stock (calculated as to each such conversion to the nearest whole share)(the “Shares”), at any time (subject to Section 5(b) below) and from time to time on any business day, subject to compliance with this Section 5. The number of Shares into which this Note may be converted is equal to the dollar amount of the Principal Amount being converted divided by the Conversion Price. The “Conversion Price” shall be fifty cents ($0.50). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Agreement shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)In the event that the Borrower shall at any time after the date of this Note and prior to its conversion or Maturity: (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Borrower is the continuing corporation), then, in each case, the Conversion Price in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be. No adjustment in the Conversion Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(ii)In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Borrower in which the Borrower is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder of this Note shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments set forth herein. The above provisions shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

(b) Voluntary Conversion. Beginning on the 181st day following the issuance date of this Note, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest due hereon, into Shares, subject to the terms and conditions set forth herein. The Shares to be issued upon such conversion are herein referred to as the “Conversion Shares.”

(i) In the event that the Holder elects to convert any amounts outstanding under this Note into Shares, the Holder shall give thirty (30) days notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount and accrued interest being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount and accrued interest as entered in its records. The later of (A) the date specified by Holder in the Notice of Conversion, or (B) the 31st day following the date on which a Notice of Conversion is delivered or faxed to the Borrower in accordance with the provisions hereof, shall be deemed a “Conversion Date”. A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(ii) Pursuant to the terms of a Notice of Conversion, the Borrower shall deliver to the Holder a certificate representing the Conversion Shares within three (3) business days after the expiration of the period set forth in Section 5(b)(iii) below (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the Conversion Date (which date shall not be less than 30 days from the Notice of Conversion). On the date of conversion, the Holder shall be treated for all purposes as the record holder of such Shares, unless the Holder provides the Borrower written instructions to the contrary.

(iii)Upon the receipt of a Conversion Notice from Holder, the Borrower shall have fifteen (15) business days to redeem the Principal Amount and accrued Interest specified in the Conversion Notice. If upon expiration of the period specified above, the Borrower does not redeem the amount specified in the Conversion Notice, the Borrower shall deliver the Shares to the Holder as specified herein.

(c) Forced Conversion. If the arithmetic average price of the Common Stock during the five consecutive Trading Day period ending and including the applicable Forced Conversion Notice Date (as defined below) has been at or above $1.00 per share (as adjusted for stock splits, stock dividends recapitalizations and similar events), then the Borrower shall have the right to require the Holder to convert all, or any part, of this Note for Shares in accordance with this Section 5(c) and the mechanics set forth in this Section 5 (the “Forced Conversion”) on the Forced Conversion Date (as defined below). The Borrower may exercise its right to require a Forced Conversion by delivering a written notice thereof by facsimile or overnight courier to Holder (the “Forced Conversion Notice” and the date the Holder received such notice is referred to as the “Forced Conversion Notice Date”). The Forced Conversion Notice shall (x) state the date on which the Forced Conversion shall occur (the “Forced Conversion Date”) which date shall not be less than five (5) days nor more than twenty (20) days following the Forced Conversion Notice Date, and (y) state the aggregate Conversion Amount of this Note which is being converted in such Forced Conversion from the Holder pursuant to this Section 5(c) on the Forced Conversion Date. At any time prior to the Forced Conversion Date, the Conversion Amount subject to such Forced Conversion may be converted, in whole or in part, by the Holder into Common Shares pursuant to Section 5(b). All such Conversion Amounts converted by the Holder after the Forced Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Forced Conversion Date. In the event the average closing price of the Common Stock for the five (5) Trading Days immediately preceding, but not including, the Maturity Date is equal to or greater than $1.00 (subject to adjustment for stock splits, dividends, etc.), then on the Maturity Date, Holder must convert all remaining Principal due under this Note.

For purposes of this Note, “Trading Day(s)” means any day on which the Common Stock is traded on the Over-the-Counter Quotation Bureau (OTC:QB), or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading.

(d) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be delivered upon conversion of this Note. Instead of any fractional shares of Common Stock which otherwise would be delivered upon conversion of this Note, the Company shall round up the number of Shares delivered to Holder to the nearest whole Share.

(e) Surrender of Notes. Upon any redemption or conversion of the entire remaining Principal amount under this Note, the Holder shall either deliver this Note by hand to the Borrower at its principal executive offices or surrender the same to the Borrower at such address by nationally recognized overnight courier.

(f) Piggy-Back Registration. If, at any time during the term of this Note, the Borrower shall determine to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Exchange Act of 1933, as amended (“Securities Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Borrower’s stock option or other employee benefit plans, then the Borrower shall deliver to the Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, Holder shall so request in writing, the Borrower shall include in such registration statement all or any part of any Shares such Holder requests to be registered; provided, however, that the Borrower shall not be required to register any Shares pursuant to this Section 5(f) that are eligible for resale without volume or manner of sale restrictions pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective registration statement.

6. Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued Interest which shall not have been converted or paid.

7. Warrant. The Borrower shall issue the Holder a three-year warrant to purchase 50,000 shares of common stock at $1.00 per share, as further described and subject to the terms and conditions of the Warrant Agreement attached hereto as Exhibit B.

8. Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of Principal, Interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be 100% of the outstanding Principal amount of the Note (plus accrued and unpaid Interest and fees, if any) (the “Default Payment”). The Default Payment shall be first applied to accrued and unpaid Interest due on the Note and then to outstanding Principal balance of the Note.

The occurrence of any of the following events is an “Event of Default”:

(i) Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of Principal or Interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

(ii)Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(iii)Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

(iv)Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

9. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at: American Rebel Holdings, Inc., 718 Thompson Lane, Suite 108-199, Nashville, TN, 37204, facsimile number (312) 589-6765 and to the Holder at the address and facsimile number set forth on the signature page of this Note, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

11. Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

12. Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. Both parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

14. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 2nd day of October, 2018.

AMERICAN REBEL HOLDINGS, INC.

By:	/s/Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO/President

HOLDER:

By:	/s/ Jason Zawada
Jason Zawada

Address:

Facsimile Number:

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Shares)

The Undersigned hereby converts $_________ of the principal due on _____________________ under the Convertible Term Note issued by American Rebel Holdings, Inc. dated ____________________________ delivery of Shares in American Rebel Holdings, Inc. on and subject to the conditions set forth in the Note.

1.	Date of Notice

2.	Date of Conversion:		(must be at least 31 days from Date of Notice)

3.	Conversion Amount

4.	Conversion Price

5.	Shares To Be Delivered:

By:
Name:
Title:

EXHIBIT B

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.

AMERICAN REBEL HOLDINGS, INC.

COMMON STOCK WARRANT

No.
Date of Issuance:

FOR VALUE RECEIVED, American Rebel Holdings, Inc., a Nevada corporation (the “Company”), hereby grants to _______________________ (“Holder”), as of the Date of Issuance indicated above. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the exercise price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

1. Exercise of Warrant.

1.1 Purchase of Shares. Subject to the terms and conditions hereinafter set forth, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder in writing), to purchase from the Company up to _____________________________________________ shares of the Company’s restricted Common Stock (the “Warrant Shares”) for $1.00 per share (the “Exercise Price”).

1.2 Exercise Period. Holder may exercise this Warrant for a period (“Exercise Period”) commencing on the date hereof and terminating on the three year anniversary from the date of issuance set forth above.

1.3Exercise Procedure.

(a) This Warrant shall be deemed to have been exercised at such time when the Company has received all of the following items (the “Exercise Time”):

ia completed Exercise Notice, as described in Section 1.5, executed by Holder exercising all or part of the purchase rights represented by this Warrant;

iithis Warrant; and

iiipayment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, at the election of Holder, by wire transfer or certified check payable to the order of the Company, except in cases where the Holder indicates in the Exercise Notice that it intends to exercise this Warrant in the manner specified in Section 1.4. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable, upon exercise of this Warrant, shall be deemed to have become the holders(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented.

(b) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to Holder as soon as practicable after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall as soon as practicable deliver such new Warrant to the person designated for delivery in the Exercise Notice.

(c) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to Holder at the Exercise Time, and Holder shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

(d) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than any transfer taxes resulting from the issuance of Warrant Shares to any person other than Holder).

(e) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(f) During the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock such number of Warrant Shares issuable upon the full exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of Common Stock or any other class or series of stock of the Company. During the Exercise Period, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

1.4 Cashless Exercise. Notwithstanding the provisions of Section 1.3(a)(iii) requiring payment by wire transfer or check, the Company agrees that, unless otherwise prohibited by law, Holder shall have the right at any time and from time to time to exercise this Warrant in full or in part on a cashless basis, computed using the following formula:

X =	Y (A-B)
A

Where:

X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;

Y = The number of Warrant Shares in respect of which the net issue election is made;

A = The Fair Market Value (as defined below) of one Warrant Share at the time the cashless exercise election is made; and

B = The Exercise Price (as adjusted to the date of the cashless exercise).

The term “Fair Market Value” shall mean (A) if the class of Warrant Shares is exchange-traded, the closing sale or last sale price per share of the class of Warrant Shares, (B) if the class of Warrant Shares is regularly traded in any over-the-counter market, the average of the bid and asked prices per share of the class of Warrant Shares, and (C) if the class of Warrant Shares is not traded as described in clause (A) or (B), the per share fair market value of the class of Warrant Shares as determined in good faith by the Company’s Board of Directors. Fair Market Value as of a given date with respect to clauses (A) and (B) shall be determined as of the close of business on the day prior to the date of determination, or if no trading in the class of Warrant Shares takes place on such date, on the next preceding trading day on which there has been such trading.

1.5 “Easy Sale” Exercise. In lieu of the payment methods set forth above, when permitted by law and applicable regulations, the Holder may pay the Exercise Price through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell at least that number of Warrant Shares so purchased to pay for the Exercise Price (and up to all of the Warrant Shares so purchased) and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such Warrant Shares to forward the Exercise Price directly to the Company, with any sale proceeds in excess of the Exercise Price being for the benefit of the Holder.

1.6 Exercise Notice. Upon any exercise of this Warrant, Holder shall deliver to the Company an Exercise Notice in substantially the form set forth in Exhibit A hereto.

1.7 No Fractional Shares. If a fractional share of Warrant Shares would, but for the provisions of this Section 1.7, be issuable upon exercise of the rights represented by this Warrant, the Company shall round up the number of shares delivered to Holder to the nearest whole share.

2. Adjustments to Warrant Shares.

2.1 Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, this Warrant shall, after such capital reorganization, reclassification of the Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of Common Stock purchasable (at the time of such capital reorganization, reclassification of the Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled to receive upon such capital reorganization, reclassification of the Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 2 with respect to the rights and interests thereafter of Holder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to Holder such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and other obligations hereunder.

2.2 Notice of Record Date, etc. In the event the Company shall propose to take any action of the types requiring an adjustment pursuant to this Section 2 or a dissolution, liquidation or winding up of the Company shall be proposed, the Company shall give notice to Holder as provided in Section 8, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrants. In the case of any action which will require the fixing of a record date, unless otherwise provided in this Warrant, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

3. Call of the Warrants by the Company.

(a) The Company shall have the right to call any or all of the Warrants, in the event that the closing price for the Company’s shares of Common Stock on any five consecutive trading days has been in excess of 200% of the then effective Exercise Price (i.e. $2.00 per share). As used herein, “trading day” means a day on which the shares of Common Stock are traded on the national securities exchange on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on a national securities exchange, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service (OTC:QB); provided, however, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a) or (b) hereof, then trading day shall mean any calendar day that is not a Saturday, Sunday or federal holiday. Upon any such call, the Warrants will be exercisable for ten (10) days from the call date.

(b) Notice of the call shall be mailed and deemed received five (5) days after mailing date (the “Call Date”) and shall be given to the Warrant Agent and the Holder in accordance with the provisions hereof.

(c) The closing price for each day shall be the closing price on such day on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing price for the Common Stock as set forth on the OTC Markets Website (www.otcmarkets.com), or other quotation service selected from time to time by the Company for that purpose

4. No Voting Rights. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

5. Transfer of Warrant. The securities represented hereby and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act and may not be offered, sold or otherwise transferred, pledged or hypothecated in the absence of a registration statement in effect with respect to such securities, or delivery of an opinion of counsel in form and substance satisfactory to the Company that such offer or sale or transfer, pledge or hypothecation is in compliance with the Securities Act, or unless sold in full compliance with Rule 144 under the Securities Act.

6. Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

(a)This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; and

(b)The Warrant Shares, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

7. Representations and Warranties by Holder. Holder represents and warrants to the Company as follows:

(a)This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale;

(b)Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof and that this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances;

(c)Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interest in connection therewith;

(d)Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant; and

(e)Holder is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such Warrant, the Company shall execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

9. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to Holder, at Holder’s address as it appears in the records of the Company.

10. Amendment and Waiver. The provisions of this Warrant contain the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended and waived only if such amendment or waiver is set forth in writing executed by the Company and the Holder.

11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed in accordance with the laws of the State of Nevada applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

12. Benefits of Agreement; Successors. This Warrant shall be binding and inure to the benefit of the parties and their respective successors and assigns hereunder; provided that this Warrant may be assigned by Holder only in compliance with the conditions specified in and in accordance with all of the terms of this Warrant. This Warrant does not create and shall not be construed as creating any rights enforceable by any other person or corporation.

13. Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Warrant.

14. Piggy-Back Registration. If, at any time during the Exercise Period, the Company shall determine to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, Holder shall so request in writing, the Company shall include in such registration statement all or any part of any Shares such Holder requests to be registered; provided, however, that the Company shall not be required to register any Shares pursuant to this Section 5(f) that are eligible for resale without volume or manner of sale restrictions pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective registration statement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

AMERICAN REBELHOLDINGS, INC.

By:	/s/Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO/President

EXHIBIT A

EXERCISE NOTICE

AMERICAN REBEL HOLDINGS, INC.

Attention: Chief Executive Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Warrant issued by American Rebel Holdings, Inc. and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

[  ] Tenders herewith payment of the exercise price in full in the form of cash or check in the amount of $____________ for _________ of such securities.

[  ] Elects the Net Issue Exercise option pursuant to Section 1.4 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

X =	Y (A-B)	( )=	( ) [( ) – ( )]
	A		( )

Where X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Company’s Common Stock.

B = Exercise Price (as adjusted to the date of such calculation).

[  ] Elects the Easy Sale Exercise option pursuant to Section 1.5 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:	Name in which shares should be registered:

Name:
Title:
Date:
Address: